Exhibit 10.6

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), dated July 31, 2005, by Hubert Guez (“Stockholder”) in favor and for the benefit of Cygne Designs, Inc., a Delaware corporation (“Cygne”), and its subsidiaries (Cygne and such subsidiaries are collectively referred to herein as the “Cygne Entities”).

W I T N E S S E T H:

WHEREAS, Cygne is a manufacturer of private label women’s career and casual apparel, including denim-related clothing products (such business of selling denim-related clothing products as conducted by Cygne prior to the Closing Date is herein referred to as the “Cygne Business”);

WHEREAS, pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated July 31, 2005 (the “Purchase Agreement”), by and among Commerce Clothing Company LLC, a California limited liability company (“Commerce”), Stockholder, 215 GZ Partners, Guez Living Trust dated December 6, 1996, Griffin James Aron Guez Irrevocable Trust dated January 1, 1996, Stephan Avner Felix Guez Irrevocable Trust dated January 1, 1996, and Cygne, Cygne has purchased certain of the assets of Commerce relating to its business of selling and distributing branded and private label denim clothing (capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement);

WHEREAS, as a member of Commerce, Stockholder has obtained extensive and valuable knowledge and confidential information concerning the Acquired Business; and

WHEREAS, as a condition to the obligation of Cygne to consummate the transactions contemplated by the Purchase Agreement, and to enable the Cygne Entities to secure more fully the benefits of the acquisition of the Assets and the Acquired Business, Cygne has required that Stockholder enter into this Agreement, and Stockholder is entering into this Agreement in order to induce Cygne to consummate the transactions contemplated by the Purchase Agreement.

AGREEMENT

In order to induce Cygne to consummate the transactions contemplated by the Purchase Agreement, in consideration of the amounts to be received by Stockholder herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Stockholder, intending legally to be bound, agrees as follows:

1. Non-Disclosure of Confidential Information. Except for such actions necessary to ensure the compliance by Stockholder of its obligations under the Purchase Agreement and the Transaction Documents, from and after the Closing Date, Stockholder covenants and agrees that, except as may be required by applicable law, it shall not disclose any Confidential Information (as defined herein). This limitation upon disclosure does not apply to information (a) readily available to competitors of the Cygne Business and the Acquired Business (the Cygne Business and the Acquired Business as conducted on the date of this Agreement are together referred to herein as the “Competitive Business”) through means other than as the result of unauthorized disclosure and without assistance of Stockholder in violation of this Agreement, (b) which is publicly known at the time of disclosure to Stockholder, or (c) that becomes publicly known or available thereafter other than by means in violation of this Agreement. For the purposes of this Agreement, “Confidential Information” means confidential information relating to the marketing strategies, pricing policies or characteristics, customers, suppliers and customer and supplier information, customer and supplier lists, product or product specifications, Intellectual Property of any Cygne Entity (including the Purchased Intellectual Property), designs, manufacturing, testing or assembly processes or costs, costs of materials, business or business prospects, plans, proposals, codes, marketing studies, research, reports, investigations, or other information of similar character which relate to the Competitive Business.

2. Non-Competition. Except for such actions necessary to ensure the compliance by Stockholder of its obligations under the Purchase Agreement and the Transaction Documents, and except as otherwise set forth herein, Stockholder agrees that during the period commencing on the Closing Date and terminating on the fifth anniversary of the Closing Date (the “Noncompetition Period”), Stockholder shall not directly or through any Affiliate (as defined below), whether for compensation or without compensation, directly or indirectly, as an owner, principal, partner, member, shareholder, independent contractor, consultant, joint venturer, investor, licensor, lender or in any other capacity whatsoever, alone, or in association with any other Person, carry on, be engaged or take part in, or render services (other than services which are generally offered to third parties and do not compete with the Competitive Business) or advice to, own, share in the earnings of, invest in the stocks, bonds or other securities of, or otherwise become financially interested in, any Person engaged in the Competitive Business anywhere in the United States (including Puerto Rico), Canada, Latin America, Brazil, Mexico, the Caribbean, the United Kingdom, Japan or China. For purposes of this Agreement, an “Affiliate” means an entity in which the Stockholder or his spouse or children owns or controls, directly or indirectly, individually or collectively, a majority of the outstanding voting securities of or other ownership interests in such entity or otherwise has the right to appoint a majority of the board of directors, managers or other like governing body; provided that, notwithstanding the foregoing, the term “Affiliate” shall not include Innovo Group, Inc., or any entity controlled by or affiliated with Stockholder’s brothers. Notwithstanding the foregoing, nothing herein shall prevent (i) AZT International S.A. de C.V., Apparel Distribution Services, Azteca or any affiliate thereof or other entity in which Stockholder has an ownership interest from continuing to manufacture denim-related clothing products for and on behalf of any party, subject to its ability to fulfill its obligations under the Supply Agreement, (ii) Stockholder from acting as a third party investment banker or advisor with respect to finding, buying, selling or otherwise packaging and marketing companies, including, without limitation, denim clothing product companies for purchase or sale; and (ii) Stockholder from owning (A) less than or equal to five percent (5%) of the outstanding capital stock of a corporation whose stock is traded on an established stock exchange or quoted on NASDAQ or any other over the counter market, or (B) less than or equal to twenty percent (20%) of the outstanding capital stock, partnership interest or membership interest in a privately-held corporation, limited liability company, partnership or other privately-held entity. Any activities by Stockholder undertaken in connection with clause (ii) of this Section 2 shall not be deemed to be a violation or breach of Section 2, 3 or 4 of this Agreement.

3. Non-Diversion. Stockholder covenants and agrees that during the Noncompetition Period, he and his Affiliates shall not, directly or indirectly through any representative or agent: (a) solicit, or contact for the purpose of soliciting, any customer of the

Competitive Business which has actively done business with any of the Cygne Entities during the Noncompetition Period or with Commerce (with respect to the Acquired Business) in the last two years prior to the Closing Date (a “Customer”), for the purpose of the sale to or servicing of any Customer where such sale or servicing is in respect of products and services which are the same as or substantially similar to the Competitive Business; (b) make use of any list of clients of the Competitive Business for the purpose of competing or attempting to persuade any Customer to discontinue or alter its relationship with any of the Cygne Entities; or (c) attempt to persuade any supplier or distributor to the Competitive Business to discontinue or alter its relationship with any of the Cygne Entities.

4. Non-Recruitment. Stockholder agrees that during the Noncompetition Period, Stockholder shall not, directly or indirectly, hire or initiate contact for the purpose of hiring away any executive employee of any Cygne Entity, provided, that this restriction shall not apply to any employee of a Cygne Entity who responds to solicitations made by means of general advertisement (e.g. newspaper advertisements).

5. Percentage Payments. In return for Stockholder’s covenants hereunder, during the Noncompetition Period, including any renewal thereof, Cygne will pay to Stockholder one percent (1%) of the net sales of the Cygne Entities, not including non-denim sales to New York and Co. (Lerner) and not including sales of denim-related clothing products resulting from subsequent business acquisitions. For purposes of this Agreement, net sales shall mean net sales as reported in accordance with GAAP on Cygne’s periodic reports filed from time to time with the Securities and Exchange Commission. Such payments shall be made to Stockholder quarterly, within sixty (60) days of the end of each applicable fiscal quarter.

6. Remedies.

(a) Stockholder acknowledges that should it violate any of the covenants contained in Sections 1 through 4 of this Agreement (collectively, the “Restrictive Covenants”), it will be difficult to determine the resulting damages to the Cygne Entities and, in addition to any other remedies the Cygne Entities may have, the Cygne Entities shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damages. Stockholder shall be liable to pay all costs, including reasonable attorneys’ fees and expenses, that the Cygne Entities may incur in enforcing or defending any of the Restrictive Covenants against Stockholder where the Cygne Entities succeed in enforcing any of the Restrictive Covenants. The Cygne Entities may elect to seek one or more of these remedies at their sole discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict the Cygne Entities from seeking any remedies in another situation. Such action by the Cygne Entities shall not constitute a waiver of any of their rights.

(b) In the event that the Cygne Entities, or any of them, shall at any time fail to make timely and proper payment of the percentage payments to Stockholder pursuant to Section 5 of this Agreement, including under the Promissory Note or in the event any Event of Default occurs (as defined in such Promissory Note), other than by reason of that Subordination Agreement, dated as of July 31, 2005, between Cygne and Guez made in favor of Milberg Factors, or breaches the Supply Agreement or the Transfer Restriction Agreement, and the

Cygne Entities fail to cure the applicable breach, violation or failure, if curable, within 45 days after receipt of written notice from Stockholder or, if such breach is not curable within 45 days, have not begun the process to cure such breach, then in addition to all other rights and remedies Stockholder may have at law or in equity, Stockholder shall have the right, at its option, to (i) terminate this Agreement effective immediately without further notice; or (ii) toll and suspend the running of the period of restriction contained in this Agreement for the duration of such breach, which shall automatically recommence when such breach is remedied. In no event shall Stockholder be under any obligation to refund any portion of the percentage payments previously received from the Cygne Entities pursuant to Section 5 of this Agreement.

7. Severability and Modification of Any Unenforceable Covenant. It is the intent of Stockholder that each of the Restrictive Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also Stockholder’s intent that if any term, provision or condition of the Restrictive Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also Stockholder’s intent that if a court should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

8. Agreement Not to Challenge. Stockholder acknowledges that Cygne, in executing the Purchase Agreement and the Transaction Documents, placed significant reliance on Stockholder’s compliance with the Restrictive Covenants. Accordingly, Stockholder (a) will not make any claim that any of the Restrictive Covenants is unenforceable, and (b) will not challenge or commence or institute any claim, lawsuit or action (or assert any counterclaim or cross claim) seeking to invalidate or reduce the scope of any of the Restrictive Covenants.

9. Tolling; Renewal. In the event of any breach by Stockholder of any Restrictive Covenant, the running of the period of restriction shall be automatically tolled and suspended for the duration of such breach, and shall automatically recommence when such breach is remedied in order that the Cygne Entities shall receive the full benefit of the compliance by Stockholder with each of the Restrictive Covenants. This Agreement may be renewed by Stockholder (and the Noncompetition Period extended) for one additional five year period upon at least 90 days prior written notice to Cygne; provided that such notice is given prior to the 90th day prior to the expiration of the initial Noncompetition Period.

10. No Other Defenses. Stockholder agrees that the Restrictive Covenants shall be enforced independently of any other obligations between Cygne and Stockholder, and that the existence of any other claim or defense shall not affect the enforceability of the Restrictive Covenants or the remedies provided herein. The Restrictive Covenants shall be in addition to and shall not replace any other agreement relating to the subject matter hereof that Stockholder may have at any time with any Cygne Entity.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

12. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF STOCKHOLDER AND CYGNE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Forum Selection and Consent to Jurisdiction. EACH OF STOCKHOLDER AND CYGNE AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN STATE OR FEDERAL COURTS OF LOS ANGELES COUNTY, CALIFORNIA. EACH OF STOCKHOLDER, CYGNE AND EACH OF CYGNE’S AFFILIATES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY, CALIFORNIA. EACH OF STOCKHOLDER AND CYGNE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14. Waiver. No failure on the part of any Cygne Entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Cygne Entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Cygne Entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Person from whom such waiver is sought; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

15. Successors and Assigns. Each Cygne Entity may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of Stockholder or of any other Person. This Agreement shall be binding upon Stockholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of each Cygne Entity.

16. Further Assurances. Stockholder shall execute and/or cause to be delivered to each Cygne Entity such instruments and other documents, and shall take such other actions, as Cygne or any such affiliate of Cygne may reasonably request at any time for the purpose of carrying out or evidencing any of the provisions of this Agreement.

17. Interpretation. The headings preceding the text of Sections included in this Agreement and the headings to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Unless otherwise indicated, references to Sections shall refer to those portions of this Agreement.

18. No Presumption Against Drafter. Both Cygne and Stockholder have jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Cygne and Stockholder and no presumptions or burdens of proof shall arise favoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

19. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Stockholder and Cygne.

IN WITNESS WHEREOF, Stockholder has duly executed and delivered this Agreement as of the date first above written.

STOCKHOLDER:

/s/ Hubert Guez
Hubert Guez
5804 E. Slauson Avenue
Commerce, California 90040
Telephone No.: ( )
Facsimile: ( )

CYGNE DESIGNS, INC.

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	CEO
Telephone No.:
Facsimile:

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